                                                                    Exhibit 99.1

This statement on Form 4 is filed by BC European Capital VIII-8.

Date of Event Requiring Statement:  July 11, 2013
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

                         For and on behalf of the Limited Partnership BC
                         European Capital VIII-8:

                         /S/ MATTHEW ELSTON
                         -------------------------------------------------------
                         Name:  Matthew Elston
                         Director, CIE Management II Limited acting as General
                         Partner  of  the  Limited  Partnership  BC  European
                         Capital VIII-8

                         /S/ LAURENCE MCNAIRN
                         -------------------------------------------------------
                         Name:  Laurence McNairn
                         Director, CIE Management II Limited acting as General
                         Partner  of the  Limited  Partnership  BC  European
                         Capital VIII-8